Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES 2015 THIRD QUARTER RESULTS

DENVER, COLORADO, Tuesday, October 27, 2015. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended September 30, 2015.

2015 Third Quarter Highlights and Comparisons to 2014 Third Quarter

●	Home sale revenues of $454.7 million, up 12% from $405.1 million
o	Average sales price up $51,000 per home, or 14%, to $421,000
o	Homes delivered of 1,080 vs. 1,093
●	Gross margin from home sales of 16.4% vs. 16.5%
o	Excluding $4.4 million in inventory impairments, gross margin from home sales up 80 basis points year-over-year and 70 basis points sequentially from the 2015 second quarter to 17.3%*
●	Ending backlog dollar value of $1.18 billion, up 49%
o	Ending backlog units of 2,587, up 38%
●	Dollar value of net new orders of $489.0 million, up 13%
o	Net new orders of 1,109, up 3%
●	Interest and other income of $0.8 million, down $5.1 million from $5.9 million
●	Net income of $14.8 million, or $0.30 per share, vs. $15.5 million, or $0.32 per share
o	Pretax income of $23.7 million vs. $23.9 million

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “During the 2015 third quarter, our pre-impairment gross margin percentage continued to increase both year-over-year and from the 2015 second quarter. When coupled with a robust increase in the average price of our homes delivered, this improvement drove our average pre-impairment gross margin per home closed for the quarter to more than $70,000, our highest amount since 2006.”

Mr. Mizel continued, “We continued to see evidence that the homebuilding industry is on strong footing during the quarter. Not only did key macroeconomic drivers such as employment levels and consumer confidence continue to show modest improvements, but we also saw increasing evidence of accelerating wage growth and increasing household formation and birth rates. In combination with low interest rates and a limited supply of both new and existing home inventories, we believe that these factors can fuel continued improvement in overall market conditions for the industry.”

Mr. Mizel concluded, “As a result of improved year-to-date sales activity and price increases implemented in many of our subdivisions throughout the year, combined with a longer sale-to-close cycle time resulting from an increasing percentage of dirt sales, the dollar value of our backlog reached $1.18 billion at the end of the quarter, up nearly 50% from a year ago. The increased number of units in production, both for us and the industry, has strained our subcontractor base, resulting in a lower backlog conversion rate, even against already tempered expectations. However, we believe that the increased level of backlog also gives us a strong base for continued year-over-year revenue growth for the next few quarters.”

M.D.C. HOLDINGS, INC.

Homebuilding

Home sale revenues for the 2015 third quarter increased 12% to $454.7 million, compared to $405.1 million for the prior year period. The increase in revenue was driven by a 14% increase in average selling price, primarily due to a mix shift to higher-priced submarkets and to a lesser extent price increases implemented earlier in the year.

Gross margin from home sales for the 2015 third quarter was down 10 basis points from the same period in 2014, due primarily to $4.4 million in inventory impairments and higher land and construction costs, partially offset by a 90 basis point improvement in our interest in cost of sales as a percentage of home sale revenues, price increases implemented in various communities, and a higher percentage of our deliveries coming from dirt sales, which typically have higher gross margins than the sale of units already under construction. Excluding inventory impairments, our gross margin from home sales for the 2015 third quarter was 17.3%* (see below for a reconciliation of non-GAAP measures), up 80 basis points year-over-year. Sequentially, from the 2015 second quarter, our gross margin from home sales excluding inventory impairments increased 70 basis points, due primarily to (1) a 30 basis point improvement in our interest in cost of sales as a percent of home sale revenues, (2) a higher percentage of our total deliveries coming from dirt starts and (3) an increase in the gross margin for our spec deliveries, due to decreased incentives offered on the sale of these units.

Selling, general and administrative expenses (“SG&A”) expenses for the 2015 third quarter were $57.4 million, while our SG&A expenses as a percent of home sale revenues (“SG&A rate”) was 12.6%. For the same period in 2014, our SG&A expenses were $50.5 million, while our SG&A rate was 12.5%. The 10 basis point increase in our SG&A rate was driven primarily by a $5.4 million increase in executive compensation related expenses, partially offset by lower marketing costs relative to home sale revenues.

For the three months ended September 30, 2015, our interest and other income decreased $5.1 million, due primarily to a lower average marketable securities balance. Additionally, our impairments of marketable securities for the 2015 third quarter were $2.2 million, down $2.1 million from $4.3 million in the 2014 third quarter.

The dollar value of net new orders for the 2015 third quarter increased 13% to $489.0 million from $431.6 million for the same period in 2014. The improvement was primarily driven by a 10% increase in average selling price and, to a lesser extent, a 3% increase in the number of net new orders. Despite a year-over-year decrease in our average active subdivision count, our net new orders were up as a result of an 8% improvement in our monthly sales absorption pace. The increases in average selling price for both periods are the result of price increases implemented in many of our active subdivisions across most of our markets during the first nine months of 2015, coupled with changes in the mix of net new orders to higher priced submarkets. Our cancellation rate for the 2015 third quarter was nearly unchanged from a year ago at 25% compared to 26% for the same period in the prior year.

Our backlog value at the end of the 2015 third quarter was up 49% year-over-year to $1.18 billion. The increase was driven primarily by an 8% increase in the average selling price of homes in backlog and a 38% increase in units in backlog, due to year-over-year increases in net new orders for each of the past four quarters coupled with a higher percentage of dirt sales, which are generally in backlog for a longer period of time, and delayed closings as a result of limited subcontractor availability.

M.D.C. HOLDINGS, INC.

Financial Services

Income before taxes from our financial services operations for the 2015 third quarter was $8.3 million, an increase of $2.3 million from $6.0 million for the 2014 third quarter. The improvement was primarily driven by year-over-year increases in the dollar value of loans locked, originated, and sold in our mortgage operations.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 180,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended September 30, 2015, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:           Robert N. Martin

Senior Vice President and Chief Financial Officer

1-866-424-3395 / (720) 977-3395

IR@mdch.com

*Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$454,740	$405,051	$1,293,457	$1,154,328
Land sale revenues	906	2,653	1,816	3,171
Total home and land sale revenues	455,646	407,704	1,295,273	1,157,499
Home cost of sales	(375,948)	(338,037)	(1,079,609)	(953,690)
Land cost of sales	(819)	(1,985)	(1,944)	(2,507)
Inventory impairments	(4,351)	-	(4,701)	(850)
Total cost of sales	(381,118)	(340,022)	(1,086,254)	(957,047)
Gross margin	74,528	67,682	209,019	200,452
Selling, general and administrative expenses	(57,444)	(50,512)	(162,757)	(148,652)
Interest and other income	838	5,926	5,412	24,088
Interest expense	-	-	-	(685)
Other expense	(350)	(841)	(2,539)	(2,534)
Loss on early extinguishment of debt	-	-	-	(9,412)
Other-than-temporary impairment of marketable securities	(2,176)	(4,293)	(2,176)	(4,293)
Homebuilding pretax income	15,396	17,962	46,959	58,964

Financial Services:
Revenues	12,841	10,699	34,852	31,413
Expenses	(5,464)	(5,643)	(15,830)	(16,182)
Interest and other income	885	906	2,885	2,395
Financial services pretax income	8,262	5,962	21,907	17,626

Income before income taxes	23,658	23,924	68,866	76,590
Provision for income taxes	(8,880)	(8,466)	(25,670)	(28,086)
Net income	$14,778	$15,458	$43,196	$48,504

Other comprehensive income (loss) related to available for sale securities, net of tax	(226)	(2,484)	722	(4,203)
Comprehensive income	$14,552	$12,974	$43,918	$44,301

Earnings per share:
Basic	$0.30	$0.32	$0.88	$0.99
Diluted	$0.30	$0.32	$0.88	$0.99

Weighted average common shares outstanding
Basic	48,785,973	48,625,685	48,756,265	48,607,425
Diluted	49,070,291	48,830,790	48,982,975	48,824,871

Dividends declared per share	$0.25	$0.25	$0.75	$0.75

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(Dollars in thousands, except
	per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$85,074	$122,642
Marketable securities	89,479	140,878
Restricted cash	4,800	2,816
Trade and other receivables	28,588	28,555
Inventories:
Housing completed or under construction	821,667	732,692
Land and land under development	957,695	935,268
Total inventories	1,779,362	1,667,960
Property and equipment, net	28,499	30,491
Deferred tax asset, net	115,145	140,486
Metropolitan district bond securities (related party)	24,074	18,203
Prepaid and other assets	72,448	67,996
Total homebuilding assets	2,227,469	2,220,027
Financial Services:
Cash and cash equivalents	37,921	31,183
Marketable securities	10,939	15,262
Mortgage loans held-for-sale, net	68,633	88,392
Other assets	5,906	3,574
Total financial services assets	123,399	138,411
Total Assets	$2,350,868	$2,358,438
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$41,514	$35,445
Accrued liabilities	106,918	115,117
Revolving credit facility	15,000	15,000
Senior notes, net	846,907	846,450
Total homebuilding liabilities	1,010,339	1,012,012
Financial Services:
Accounts payable and accrued liabilities	54,164	57,268
Mortgage repurchase facility	43,755	60,822
Total financial services liabilities	97,919	118,090
Total Liabilities	1,108,258	1,130,102
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,886,424 and 48,831,639 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	489	488
Additional paid-in-capital	916,975	909,974
Retained earnings	313,969	307,419
Accumulated other comprehensive income	11,177	10,455
Total Stockholders' Equity	1,242,610	1,228,336
Total Liabilities and Stockholders' Equity	$2,350,868	$2,358,438

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$14,778	$15,458	$43,196	$48,504
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on early extinguishment of debt	-	-	-	9,412
Stock-based compensation expense	3,998	2,204	6,589	4,754
Depreciation and amortization	992	995	3,084	2,928
Inventory impairments	4,351	850	4,701	850
Other-than-temporary impairment of marketable securities	2,176	4,293	2,176	4,293
Loss (gain) on sale of marketable securities	588	(1,266)	126	(7,622)
Amortization of discount / premiums on marketable debt securities, net	-	79	100	501
Deferred income tax expense	8,515	8,809	24,782	28,363
Net changes in assets and liabilities:
Restricted cash	144	(846)	(1,984)	(839)
Trade and other receivables	(283)	2,588	(575)	(5,821)
Mortgage loans held-for-sale	11,095	245	19,759	34,446
Housing completed or under construction	(48,367)	(78,040)	(89,841)	(200,408)
Land and land under development	(62,724)	(16,719)	(25,805)	(79,465)
Prepaid expenses and other assets	(4,954)	(4,469)	(8,072)	(14,084)
Accounts payable and accrued liabilities	(1,304)	(11,165)	(4,722)	932
Net cash used in operating activities	(70,995)	(76,984)	(26,486)	(173,256)

Investing Activities:
Purchases of marketable securities	(12,207)	(22,147)	(46,886)	(409,846)
Maturities of marketable securities	-	5,300	1,510	165,089
Sales of marketable securities	44,731	60,112	94,910	372,301
Purchases of property and equipment	(409)	(565)	(830)	(1,919)
Net cash provided by investing activities	32,115	42,700	48,704	125,625

Financing Activities:
Payments on mortgage repurchase facility, net	(6,245)	(416)	(17,067)	(31,292)
Proceeds from issuance of senior notes	-	-	-	248,375
Repayment of senior notes	-	-	-	(259,118)
Advances on revolving credit facility	-	-	-	10,000
Dividend payments	(12,221)	(12,204)	(36,646)	(36,616)
Proceeds from exercise of stock options	53	(8)	665	63
Net cash used in financing activities	(18,413)	(12,628)	(53,048)	(68,588)

Net decrease in cash and cash equivalents	(57,293)	(46,912)	(30,830)	(116,219)
Cash and cash equivalents:
Beginning of period	180,288	130,031	153,825	199,338
End of period	$122,995	$83,119	$122,995	$83,119

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended September 30,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	190	$54,434	$286.5	222	$58,816	$264.9	(14)%	(7)%	8%
California	161	84,877	527.2	136	62,217	457.5	18%	36%	15%
Nevada	159	60,258	379.0	131	40,297	307.6	21%	50%	23%
Washington	75	30,174	402.3	66	23,297	353.0	14%	30%	14%
West	585	229,743	392.7	555	184,627	332.7	5%	24%	18%
Colorado	281	132,916	473.0	309	129,056	417.7	(9)%	3%	13%
Utah	39	13,460	345.1	43	13,526	314.6	(9)%	(0)%	10%
Mountain	320	146,376	457.4	352	142,582	405.1	(9)%	3%	13%
Maryland	55	26,122	474.9	74	35,094	474.2	(26)%	(26)%	0%
Virginia	51	25,309	496.3	56	26,682	476.5	(9)%	(5)%	4%
Florida	69	27,190	394.1	56	16,066	286.9	23%	69%	37%
East	175	78,621	449.3	186	77,842	418.5	(6)%	1%	7%
Total	1,080	$454,740	$421.1	1,093	$405,051	$370.6	(1)%	12%	14%

	Nine Months Ended September 30,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	543	$160,011	$294.7	531	$138,901	$261.6	2%	15%	13%
California	486	243,407	500.8	371	174,215	469.6	31%	40%	7%
Nevada	404	147,788	365.8	395	123,016	311.4	2%	20%	17%
Washington	190	73,055	384.5	208	74,578	358.5	(9)%	(2)%	7%
West	1,623	624,261	384.6	1,505	510,710	339.3	8%	22%	13%
Colorado	843	392,779	465.9	885	354,443	400.5	(5)%	11%	16%
Utah	95	33,600	353.7	111	35,231	317.4	(14)%	(5)%	11%
Mountain	938	426,379	454.6	996	389,674	391.2	(6)%	9%	16%
Maryland	168	78,980	470.1	232	108,350	467.0	(28)%	(27)%	1%
Virginia	170	82,755	486.8	180	88,972	494.3	(6)%	(7)%	(2)%
Florida	216	81,082	375.4	211	56,622	268.4	2%	43%	40%
East	554	242,817	438.3	623	253,944	407.6	(11)%	(4)%	8%
Total	3,115	$1,293,457	$415.2	3,124	$1,154,328	$369.5	(0)%	12%	12%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders

	Three Months Ended September 30,
	2015				2014				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	214	$60,274	$281.7	2.15	208	$63,685	$306.2	1.98	3%	(5)%	(8)%	9%
California	184	118,943	646.4	3.07	164	78,245	477.1	2.80	12%	52%	35%	10%
Nevada	110	40,196	365.4	2.99	155	55,766	359.8	2.91	(29)%	(28)%	2%	3%
Washington	93	40,260	432.9	2.25	63	22,578	358.4	2.33	48%	78%	21%	(3)%
West	601	259,673	432.1	2.53	590	220,274	373.3	2.42	2%	18%	16%	5%
Colorado	273	129,221	473.3	2.39	262	114,707	437.8	2.25	4%	13%	8%	6%
Utah	48	17,282	360.0	2.21	35	11,934	341.0	2.12	37%	45%	6%	4%
Mountain	321	146,503	456.4	2.36	297	126,641	426.4	2.24	8%	16%	7%	5%
Maryland	53	26,667	503.2	1.81	55	25,518	464.0	1.31	(4)%	5%	8%	38%
Virginia	48	22,812	475.3	2.21	49	24,878	507.7	2.04	(2)%	(8)%	(6)%	8%
Florida	86	33,393	388.3	1.98	90	34,274	380.8	1.88	(4)%	(3)%	2%	5%
East	187	82,872	443.2	1.98	194	84,670	436.4	1.70	(4)%	(2)%	2%	16%
Total	1,109	$489,048	$441.0	2.37	1,081	$431,585	$399.2	2.20	3%	13%	10%	8%

	Nine Months Ended September 30,
	2015				2014				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	689	$195,546	$283.8	2.20	661	$193,516	$292.8	2.32	4%	1%	(3)%	(5)%
California	696	402,701	578.6	3.79	531	257,163	484.3	3.64	31%	57%	19%	4%
Nevada	487	185,313	380.5	4.19	485	158,804	327.4	3.27	0%	17%	16%	28%
Washington	314	133,197	424.2	2.66	229	85,033	371.3	2.54	37%	57%	14%	5%
West	2,186	916,757	419.4	2.99	1,906	694,516	364.4	2.85	15%	32%	15%	5%
Colorado	1,173	557,372	475.2	3.19	1,068	453,163	424.3	3.12	10%	23%	12%	2%
Utah	177	64,426	364.0	2.89	133	44,425	334.0	2.64	33%	45%	9%	9%
Mountain	1,350	621,798	460.6	3.15	1,201	497,588	414.3	3.06	12%	25%	11%	3%
Maryland	181	89,213	492.9	2.14	200	95,390	477.0	1.44	(10)%	(6)%	3%	49%
Virginia	163	80,588	494.4	2.11	172	86,625	503.6	2.08	(5)%	(7)%	(2)%	1%
Florida	303	112,895	372.6	2.34	257	87,047	338.7	1.96	18%	30%	10%	19%
East	647	282,696	436.9	2.22	629	269,062	427.8	1.78	3%	5%	2%	25%
Total	4,183	$1,821,251	$435.4	2.88	3,736	$1,461,166	$391.1	2.64	12%	25%	11%	9%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

				Average Active Subdivisions			Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%	September 30,		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change
Arizona	31	36	(14)%	33	35	(6)%	35	32	9%
California	19	21	(10)%	20	20	0%	20	16	25%
Nevada	15	18	(17)%	12	18	(33)%	13	17	(24)%
Washington	14	10	40%	14	9	56%	13	10	30%
West	79	85	(7)%	79	82	(4)%	81	75	8%
Colorado	37	42	(12)%	38	39	(3)%	41	38	8%
Utah	8	5	60%	7	6	17%	7	6	17%
Mountain	45	47	(4)%	45	45	0%	48	44	9%
Maryland	10	14	(29)%	10	14	(29)%	9	15	(40)%
Virginia	8	8	0%	7	8	(13)%	9	9	0%
Florida	15	16	(6)%	15	16	(6)%	14	15	(7)%
East	33	38	(13)%	32	38	(16)%	32	39	(18)%
Total	157	170	(8)%	156	165	(5)%	161	158	2%

Backlog

	September 30,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	377	$109,735	$291.1	290	$96,456	$332.6	30%	14%	(12)%
California	402	253,814	631.4	307	150,856	491.4	31%	68%	28%
Nevada	238	94,815	398.4	230	81,644	355.0	3%	16%	12%
Washington	179	79,175	442.3	67	25,302	377.6	167%	213%	17%
West	1,196	537,539	449.4	894	354,258	396.3	34%	52%	13%
Colorado	909	434,371	477.9	600	268,205	447.0	52%	62%	7%
Utah	122	43,551	357.0	48	17,135	357.0	154%	154%	0%
Mountain	1,031	477,922	463.6	648	285,340	440.3	59%	67%	5%
Maryland	81	42,999	530.9	97	48,831	503.4	(16)%	(12)%	5%
Virginia	83	42,494	512.0	95	47,663	501.7	(13)%	(11)%	2%
Florida	196	78,900	402.6	140	56,053	400.4	40%	41%	1%
East	360	164,393	456.6	332	152,547	459.5	8%	8%	(1)%
Total	2,587	$1,179,854	$456.1	1,874	$792,145	$422.7	38%	49%	8%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	September 30,		%
	2015	2014	Change
Unsold:
Completed	221	456	(52)%
Under construction	403	881	(54)%
Total unsold started homes	624	1,337	(53)%
Sold homes under construction or completed	1,947	1,417	37%
Model homes	273	242	13%
Total homes completed or under construction	2,844	2,996	(5)%

Lots Owned and Options (including homes completed or under construction)

	September 30, 2015			September 30, 2014
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	1,778	205	1,983	2,461	50	2,511	(21)%
California	1,726	222	1,948	1,711	191	1,902	2%
Nevada	1,938	439	2,377	1,703	209	1,912	24%
Washington	842	37	879	936	-	936	(6)%
West	6,284	903	7,187	6,811	450	7,261	(1)%
Colorado	4,208	1,036	5,244	4,240	1,160	5,400	(3)%
Utah	496	-	496	662	-	662	(25)%
Mountain	4,704	1,036	5,740	4,902	1,160	6,062	(5)%
Maryland	383	304	687	403	389	792	(13)%
Virginia	693	163	856	546	510	1,056	(19)%
Florida	1,014	293	1,307	917	254	1,171	12%
East	2,090	760	2,850	1,866	1,153	3,019	(6)%
Total	13,078	2,699	15,777	13,579	2,763	16,342	(3)%

M.D.C. HOLDINGS, INC.

Reconciliations of Non-GAAP Financial Measures

Gross Margin from Home Sales Excluding Interest and Impairments (Unaudited)

Gross Margin from Home Sales Excluding Impairments and Gross Margin from Home Sales Excluding Interest and Impairments are non-GAAP financial measures. We believe this information is meaningful as it isolates the impact that interest and impairments have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended
	September 30, 2015	Gross Margin %	June 30, 2015	Gross Margin %	September 30, 2014	Gross Margin %
	(Dollars in thousands)
Gross Margin	$74,528	16.4%	$76,689	16.6%	$67,682	16.6%
Less: Land Sales Revenue	(906)		-		(2,653)
Add: Land Cost of Sales	819		-		1,985
Gross Margin from Home Sales	74,441	16.4%	76,689	16.6%	67,014	16.5%
Add: Inventory Impairments	4,351		-		-
Gross Margin from Home Sales Excluding Impairments	78,792	17.3%	76,689	16.6%	67,014	16.5%
Add: Interest in Cost of Sales	12,878		14,439		14,966
Gross Margin from Home Sales Excluding Impairments and Interest in Cost of Sales	$91,670	20.2%	$91,128	19.7%	$81,980	20.2%

	Nine Months Ended September 30,
	September 30, 2015	Gross Margin %	September 30, 2014	Gross Margin %
	(Dollars in thousands)
Gross Margin	$209,019	16.1%	$200,452	17.3%
Less: Land Sales Revenue	(1,816)		(3,171)
Add: Land Cost of Sales	1,944		2,507
Gross Margin from Home Sales	209,147	16.2%	199,788	17.3%
Add: Inventory Impairments	4,701		850
Gross Margin from Home Sales Excluding Impairments	213,848	16.5%	200,638	17.4%
Add: Interest in Cost of Sales	39,808		43,212
Gross Margin from Home Sales Excluding Impairments and Interest in Cost of Sales	$253,656	19.6%	$243,850	21.1%